Exhibit 5

September 3, 2003

Harris Corporation
1025 West NASA Blvd.
Melbourne, Florida 32919

     Re:  Harris Corporation – Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed or to be filed by Harris Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Company’s debt securities (the “Debt Securities”), shares of the Company’s common stock, $1.00 par value per share, and the related preferred stock purchase rights (the “Common Stock”), shares of the Company’s preferred stock, without par value (the “Preferred Stock”), depositary shares each representing a fraction of a share of Preferred Stock (the “Depositary Shares”), and warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”), with an aggregate offering price of up to $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”), and the supplements to the Prospectus (the “Prospectus Supplements”).

     The Debt Securities may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities”). The Senior Debt Securities are to be issued pursuant to an Indenture, which has been filed as an exhibit to the Registration Statement (the “Senior Indenture”), dated as of September 3, 2003, entered into between the Company and The Bank of New York, as Trustee. The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the “Subordinated Indenture,” and, together with the Senior Indenture, the “Indentures”), dated as of September 3, 2003, entered into between the Company and The Bank of New York, as Trustee. The Debt Securities, the Preferred Stock, the Depositary Shares

Harris Corporation
Registration Statement on Form S-3
September 3, 2003

and the Warrants are to be issued in one or more forms filed with a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement.

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we express the opinions set forth below that when:

i.	the Registration Statement and any amendments thereto have become effective;

ii.	the issuance and the terms of the Debt Securities have been duly authorized by appropriate corporate action so as not to violate applicable law (a “Non-Compliance”) and the Debt Securities have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Indenture, against payment therefor and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto;

iii.	the terms of any particular series of Preferred Stock have been established by appropriate corporate action, a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, the issuance of the Preferred Stock has been authorized by appropriate corporate action, and shares of such series of Preferred Stock have been issued, sold, registered and delivered against payment therefor or upon conversion of any Debt Securities or exercise of any Warrants, in each case so as not to cause a Non-Compliance and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, and in accordance with the terms of the corporate action authorizing the issuance of the particular series;

Harris Corporation
Registration Statement on Form S-3
September 3, 2003

iv.	the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, and the shares of Common Stock have been duly issued, sold, registered and delivered against payment therefor or pursuant to the conversion of any Preferred Stock or Debt Securities or the exercise of any Warrants, in each case so as not to cause a Non-Compliance and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto;

v.	the terms of the Depositary Shares have been established by appropriate corporate action, a Certificate of Designation conforming to the Delaware General Corporation Law regarding such Depositary Shares has been filed with the Secretary of State of the State of Delaware, the applicable deposit agreement (the “Deposit Agreement”) relating to the Depositary Shares and the receipts evidencing such Depositary Shares (the “Depositary Receipts”) have been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable depositary appointed by the Company, the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company under the applicable Deposit Agreement, and the Depositary Receipts representing the Depositary Shares have been duly completed, executed, authenticated, registered and delivered against payment therefor, upon conversion of any Debt Securities or Preferred Stock or exercise of any Warrants, in each case so as not to cause a Non-Compliance and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto; and

vi.	the terms of the Warrants have been established by appropriate corporate action, the applicable warrant agreement (the “Warrant Agreement”) has been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, the Warrants or certificates representing the Warrants have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Warrant Agreement against payment therefor so as not to cause a Non-Compliance and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto:

     1.     The Debt Securities will be legal, valid and binding obligations of the Company and entitled to the benefits of the applicable Indenture.

     2.     The shares of Preferred Stock will be legally issued, fully paid and nonassessable.

     3.     The shares of Common Stock will be legally issued, fully paid and nonassessable.

Harris Corporation
Registration Statement on Form S-3
September 3, 2003

     4.     The Depositary Shares will be legally issued, fully paid and nonassessable.

     5.     The Warrants will be legal, valid and binding obligations of the Company and entitled to the benefits of the Warrant Agreement.

     Our opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

HOLLAND & KNIGHT LLP